Exhibit 23.1

CONSENT OF MOSS ADAMS LLP,
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the previously filed Registration Statements (Form S-8, No. 333-109502 and No. 333-109473) of our report dated April 16, 2007, relating to the consolidated financial statements of Global Aircraft Solutions, Inc. and subsidiaries (formerly Renegade Venture Corporation) included in this Annual Report on Form 10-K for the year ended December 31, 2006.

Scottsdale, Arizona
May 8, 2007